certification

James Colantino, Principal Executive Officer/President, and Harris Cohen, Principal Financial Officer/Treasurer of The North Country Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2015 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                Principal Financial Officer/Treasurer

The North Country Funds                                 The North Country Funds

/s/ James Colantino                                      /s/ Harris Cohen

James Colantino                                             Harris Cohen

Date: 8/6/15                                                  Date: 8/6/15

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The North Country Funds. and will be retained by The North Country Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.